Exhibit 2.1


                            ASSET PURCHASE AGREEMENT
                            ------------------------


        THIS AGREEMENT dated the 6th day of June, 2005, by and between INPHYSYS, INC. (f/k/a INTEGRIMED, INC.), a Nevada corporation with a place of business at 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076 (the "Seller"), and ECLINICALWEB, LLC, a Massachusetts limited liability company with a place of business at 114 Turnpike Road, Suite 204, Westborough, Massachusetts 01581 (the "Buyer").

        The Seller engages in the business of delivering electronic medical records systems and physician practice management software solutions on an application service provider and a hosted basis (the "Business") and operates out of approximately 5,179 square feet of the office suite located at 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076 (the "Leased Premises");

        The Seller desires to sell and the Buyer desires to purchase substantially all of the assets of the Business.

        NOW, THEREFORE, in consideration of the mutual promises made herein, the Buyer and the Seller represent, warrant, covenant and agree as follows:


                                    SECTION 1
                                    ---------

                                Purchase and Sale
                                -----------------


        1.1 Upon the basis of the representations, warranties and covenants set forth in this Agreement, and subject to the terms and conditions contained in this Agreement, the Buyer agrees to buy and the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, free of all liens and encumbrances at the Closing, as defined in Section 4, for the Purchase Price, as defined in Section 2, the Acquired Assets (as defined in Section 1), as all the same shall exist as of the Closing Date.

        1.2 Acquired Assets. The property to be sold by the Seller to the Buyer hereunder (hereinafter collectively referred to as the "Acquired Assets") is:

                (a) The machinery, equipment, supplies, materials, computers, software, software licenses, and other personal property owned by the Seller and used exclusively in the operation of the Business, each case solely to the extent described on Schedule 1.2(a) hereto (the "Equipment");

                (b) The Seller's goodwill and all of the business conducted under the name "IntegriMED" and "INPHYSYS", sales and customer lists, account lists, records, manuals, telephone numbers, used exclusively in the operation of the Business; and

                (c) All of the Seller's rights and interests in all contracts, open customer purchase orders, quotations or similar agreements to the extent entered into by the Seller or assigned to the Seller, in each case solely to the extent as listed on Schedule 1.2(c).

        1.3 Excluded Assets. The following assets of the Seller (collectively, the "Excluded Assets") shall be retained by the Seller, and are not being sold or assigned to the Buyer hereunder:

                (a) all taxpayer and other identification numbers and minute books, stock transfer books, tax returns, corporate seals and all other documents relating to the organization, maintenance, and existence of the Seller as a corporation;

                (b) the Seller's rights under this Agreement and the agreements to be executed by the Seller in connection herewith;

                (c)     all cash and cash equivalents relating to the Business;

                (d)     all accounts receivable relating to the Business; and

                (e) such other assets of the Seller, tangible or intangible as are not used exclusively in the Business.


                                    SECTION 2
                                    ---------

                                 Purchase Price
                                 --------------

        2.1 Delivery. The Buyer shall issue to the Seller, as the purchase price for the Acquired Assets (the "Purchase Price") the following: (a) a two percent (2%) ownership interest in the Buyer (the "Ownership Interest") and (b) $69,033.90 via certified check or wire transfer at the Closing (the "Cash Payment"). The Ownership Interest will have identical terms (other than percentage ownership) to the ownership interest in the Buyer issued to Girish Navani, Mahesh Navani and Raj Dharampuriya, as described in the Buyer's Operating Agreement, attached as Exhibit A (the "Operating Agreement"). The Buyer agrees that additional capital, if any, invested in the Buyer during the twelve (12) month period following the Closing will not dilute the Ownership Interest.

        2.2 Right of First Refusal. Subject to the terms and conditions specified in this Section 2.2, and applicable securities laws, if during the twelve (12) month period following the Closing the Buyer proposes to offer or sell any additional ownership interest in the Buyer ("New Securities"), the Buyer shall first make an offering of such New Securities to the Seller as follows:

                (a) The Buyer shall deliver a notice, in accordance with the provisions of Section 12.5 (the "Offer Notice"), to the Seller stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

                (b) By written notification received by the Buyer, within 20 calendar days after mailing of the Offer Notice, the Seller may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Ownership Interest then held by the Seller bears to the total number of ownership interests in the Buyer then outstanding.

                (c) If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided above, the Buyer may, during the 90 day period following the expiration of the period provided above, offer the remaining unsubscribed portion of such New Securities (collectively, the "Refused Securities") to any person or entity at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Buyer does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Seller in accordance with this Section. The right of first offer set forth in this Section 2.2 may be assigned or transferred to any affiliate of the Seller.

        2.3 Allocation of Purchase Price. The Buyer and the Seller shall agree upon a statement (the "Allocation Statement") setting forth the value of the Acquired Assets, which shall be used for the allocation of the Purchase Price (together with the Assumed Liabilities) among the Acquired Assets. The Seller and the Buyer agree to report an allocation of such Purchase Price among the Acquired Assets in a manner entirely consistent with the Allocation Statement and agree to act in accordance with such Allocation Statement in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 with its federal income tax return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto.

     2.4  Definitions.


                (a) "Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, sales, use, value-added, ad valorem, franchise, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, customs duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

                (b) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                    SECTION 3
                                    ---------

                            Assumption of Liabilities
                            -------------------------

        3.1 Liabilities Assumed by the Buyer. At the Closing, the Buyer shall assume and agree to thereafter perform and pay when due all liabilities related to the Acquired Assets but only to the extent such liabilities arise from and after the Closing Date (the "Assumed Liabilities").

        3.2 Liabilities Not Assumed by the Buyer. Except for the liabilities and obligations assigned to and assumed by the Buyer as provided for in Section
3.1 above, all commitments, liabilities and obligations of the Business of every kind or nature whatever, whether known or unknown, liquidated or unliquidated, fixed or contingent, which in any way relate to the Acquired Assets, the Seller, or the Business, shall remain the commitments, liabilities and obligations of the Seller (the "Retained Liabilities"). Although not limited by the following, the Buyer specifically shall not be deemed by anything contained in this Agreement to have assumed, and the Seller hereby agrees to indemnify the Buyer (in the manner provided in Section 10 below) and hold it harmless with respect to the following Retained Liabilities:

                (a) All payables which pertain to the Acquired Assets and all of the Seller's trade payables which pertain to and have arisen from the operation of the Business and the Seller's occupancy of the Leased Premises prior to the Closing Date;

                (b) Any and all liabilities and obligations for Taxes arising from or with respect to the Acquired Assets or the Business which are incurred in or attributable to the operation of the Business on or before the Closing or the Seller's occupancy of the Leased Premises on or before the Closing (including any Taxes that arise as a result of the transactions contemplated by this Agreement);

                (c) Any liability or obligation (contingent or otherwise) of the Seller arising out of any threatened or pending litigation and/or arising out of any claim made or which may hereafter be made for acts which occur prior to the Closing Date;

                (d) Any liability for unpaid wages, accrued vacation or other benefits due any employees, agents or independent contractors of the Seller as of the Closing Date;

                (e) Any liability or obligation arising out of defects in, or damages to persons or property arising out of defects in products sold by the Seller prior to the Closing Date;

                (f) All executory liabilities and obligations of the Seller under any lease, purchase or sale order, contract, agreement, indenture or commitment, whether written or oral, except those assigned to and assumed by the Buyer as described in Section 1.2(d) above;

                (g) Any accrued or other liability for contribution or payment to be made under any employee benefit plan; and

                (h) Any liability for failure of the Seller to comply with any legal obligation prior to the Closing Date with respect to the ownership and use of the Acquired Assets and the operation of the Business.

        3.3 Consents; Failure to Obtain Consents. Except for those Contracts identified on Schedule 8.9, if (i) the sale, assignment, transfer or conveyance of any of the Contracts which comprise a portion of the Acquired Assets, or any other property or right included in the Assumed Liabilities or the Acquired Assets, without approval, consent or waiver of another party thereto would violate, conflict with, result in a breach or termination of, or constitute a default or event of default under (or an event which with due notice or lapse of time, or both, would continue a default, would constitute a default or event of default under) the terms of such Contracts or result in the creation of any security interest on any of the Acquired Assets under any such Contracts or enable another party to such Contracts to terminate the same or impose a penalty or additional payment obligations or accelerate any obligation of the Seller or the Buyer under any such Contracts, and (ii) all necessary approvals, consents and waivers of all parties to such Contracts have not been obtained at or prior to the Closing, then (A) this Agreement shall not constitute an agreement to assign or assume such Contracts or, to the extent applicable, other property or right included in the Assumed Liabilities or the Acquired Assets, and such Contracts, property or right shall not be assigned to or assumed by the Buyer or be included in the Acquired Assets or the Assumed Liabilities, (B) the Seller shall, following the Closing, use all reasonable efforts to assist the Buyer in attempting to obtain such necessary approvals, consents and waivers, (C) the Seller and the Buyer shall, following the Closing, promptly execute all documents necessary to complete the assignment and assumption of such Contracts, property or right, if such approvals, consents and waivers are obtained, and (D) unless and until such approvals, consents and waivers are obtained and such assignment and assumption occurs, the Seller and the Buyer shall cooperate in entering into any reasonable arrangement designed to obtain for the Buyer all benefits and privileges of such Contracts, property or right, including the holding by the Seller of such benefits and privileges in trust for the Buyer, while protecting the Seller from the obligations of the Seller first accruing under such Contracts, property or right, after the Closing Date and related to the period of time after the Closing Date.


                                    SECTION 4
                                    ---------

                                     Closing
                                     -------

        4.1 Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (hereinafter sometimes referred to as the "Closing" or the "Closing Date") shall be held on June 6, 2005 at 9:00 a.m., at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, GA 30309-4530, or at such other time and place as the parties may agree, it being understood and agreed that time is of the essence.

        4.2     Transactions at the Closing.  At the Closing:
                ---------------------------

                (a) The Seller shall duly execute and deliver to the Buyer, such bills of sale, instruments of assignment or transfer with respect to the Acquired Assets and any other instrument required by this Agreement as the Buyer may reasonably request and as may be necessary to vest in the Buyer good, record and marketable title to all of the Acquired Assets, free of all liens and encumbrances.

                (b) The Buyer shall deliver evidence of issuance of the Ownership Interest to the Seller and the Seller shall become a party to the Operating Agreement which shall be amended to indicate the Seller owns the Ownership Interest;

                (c) The Buyer shall make payment of the Cash Payment to the Seller via wire transfer or certified bank check;

                (d) The Seller shall pay and provide the Buyer with evidence that all of its outstanding debts, liens, mortgages and encumbrances with regard to the Business and/or the Acquired Assets have been discharged; and

                (e) The Seller shall terminate the employment of its employees and pay said employees all outstanding payroll, and other benefit obligations owing said employees.

        4.3 Further Assurances. The Seller, from time to time after the Closing and at the Buyer's request, will execute and deliver any such other instruments of conveyance and transfer and take such other action as the Buyer reasonably may require more effectively to vest title in the Buyer and to put the Buyer in possession of the Acquired Assets. Upon the Buyer's written request setting forth the reasonable need therefore, the Seller agrees to provide the Buyer with reasonable access to all books, records and accounts, correspondence, and employment records of the Business at any time during the two-year period following the Closing Date and further agrees that the Buyer may photocopy the same or any portion thereof; provided, however, the Buyer's right to such access shall immediately terminate if the Buyer ceases to operate the Business prior to the expiration of the two-year period following the Closing.


                                    SECTION 5
                                    ---------

                  Representations and Warranties of the Seller
                  --------------------------------------------

        The Seller represents and warrants to the Buyer as follows:

        5.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

        5.2 Authorization, etc. The Seller has full corporate power and authority to enter into this Agreement, all exhibits and schedules to this Agreement, and all agreements contemplated in this Agreement (this Agreement and all such exhibits, schedules, and other agreements being collectively referred to in this Agreement as the "Acquisition Documents"), to perform its obligations under the Acquisition Documents, to transfer the Acquired Assets, and to carry out the transactions contemplated by the Acquisition Documents. The Board of Directors and shareholders of the Seller have taken, or will take before the Closing Date, all actions required by law, its Articles of Incorporation, its By-Laws or otherwise to authorize (a) the execution and delivery of the Acquisition Documents, and (b) the performance of its obligations under the Acquisition Documents. This Agreement has been duly executed and delivered by the Seller and upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Seller, the remaining Acquisition Documents will have been duly executed and delivered by the Seller, and this Agreement, is and such other Acquisitions Documents will be, upon due execution and delivery of each, the legal, valid, and binding obligations of the Seller enforceable according to their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or later in effect relating to creditors' rights.

        5.3 Non-Contravention. Neither the execution and delivery of the Acquisition Documents by the Seller nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any lien or encumbrance upon the Acquired Assets pursuant to (a) any agreement or commitment to which the Seller is a party or by which the Seller or the Acquired Assets is bound or to which the Seller or the Acquired Assets is subject; or (b) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority.

        5.4 Litigation, etc. There is no action, suit, proceeding or investigation pending or, threatened in writing, relating to or affecting any of the Acquired Assets or relating to or affecting the Business, nor, to the knowledge of the Seller, is there any basis for any such action, suit, proceeding or investigation.

        5.5     Taxes.
                 -----

                (a) The Seller has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by the Seller (whether or not shown or required to be shown on any Tax Return) have been paid. The Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor or other third party.

                (c) No state of facts exists or has existed that would constitute grounds for the assessment against the Buyer, whether by reason of transferee liability or otherwise, of any liability for any tax of anyone other than the Buyer.

                (d) The Seller has timely paid all Taxes, and all penalties and interest due thereon and payable by it, for the period prior to the Closing which will have been required to be paid on or prior to the Closing, the non-payment of which would result in a lien on any Acquired Asset, would otherwise adversely affect the Business or the Leased Premises or would result in the Buyer becoming liable or responsible therefor.

                (e) The Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Taxes which arise from or with respect to the Acquired Assets or the operation of the Business and are incurred in or attributable to the period prior to the Closing, the non-payment of which would result in a lien on any Acquired Asset, would otherwise adversely affect the Business or the Leased Premises or would result in the Buyer becoming liable therefor.

        5.6 Title to Acquired Assets. The Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, free and clear of all liens and encumbrances, without any restrictions of any kind whatsoever.

        5.7 Disclaimer of Implied Warranties. Except as specifically set forth to the contrary in this Agreement, all of the Acquired Assets are purchased in an "AS IS" CONDITION, "WITH ALL FAULTS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS." NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY THE SELLER, AND THE BUYER WAIVES ALL SUCH WARRANTIES, OTHER THAN AS SET FORTH EXPRESSLY IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Buyer hereby affirms that the Seller, its agents, employees and/or attorneys have not made any representation, warranty or promise with respect to the Acquired Assets or any other subject matter of this Agreement except as expressly set forth in this Agreement.


                                    SECTION 6
                                    ---------

                   Representations and Warranties of the Buyer
                   -------------------------------------------

        The Buyer represents and warrants to the Seller as follows:

        6.1 Organization and Good Standing. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.

        6.2 Authorization, etc. The Buyer has full power and authority to enter into the Acquisition Documents, to which it is a party, to perform its obligations under the Acquisition Documents, to which it is a party, and to carry out the transactions contemplated by the Acquisition Documents, to which it is a party. The Members and Managers of the Buyer have taken, or will take before the Closing Date, all actions required by law, its Certificate of Organization, its Operating Agreement or otherwise to authorize (a) the execution and delivery of the Acquisition Documents, to which it is a party, and
(b) the performance of its obligations under the Acquisition Documents, to which it is a party. This Agreement has been duly executed and delivered by the Buyer and upon the execution and delivery of the remaining Acquisition Documents, to which it is a party, by a duly authorized officer of the Buyer, the remaining Acquisition Documents, to which it is a party, will have been duly executed and delivered by the Buyer, and this Agreement, is and such other Acquisitions Documents, to which it is a party, will be, upon due execution and delivery of each, the legal, valid, and binding obligations of the Buyer enforceable according to their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or later in effect relating to creditors' rights.

        6.3 Non-Contravention. Neither the execution and delivery of the Acquisition Documents, to which it is a party, by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any lien or encumbrance upon any property of the Buyer pursuant to (a) any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of such properties is subject; or (b) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority.


                                    SECTION 7
                                    ---------

                                   [Reserved]


                                    SECTION 8
                                    ---------

                 Conditions Precedent to the Buyer's Obligations
                 -----------------------------------------------

        The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

        8.1 Representations and Warranties True at Closing. The representations and warranties made by the Seller in or pursuant to this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made or given at and as of the Closing.

        8.2 Compliance With Agreement. The Seller shall have performed and complied with all material obligations under this Agreement to be performed or complied with by it on or prior to the Closing.

        8.3 No Material Change. The Acquired Assets and the Leased Premises shall not have been, and shall not be threatened to be, adversely affected as a result of fire, explosion, disaster, accident, or any action by the United States or any other governmental authority.

        8.4 Seller's Certificate. The Seller shall have delivered to the Buyer in writing, at and as of the Closing, a certificate of its officers in form and substance satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Sections 8.1, 8.2 and 8.3 have been satisfied.

        8.5 Certificate of Existence. The Seller shall deliver to the Buyer a Certificate of Existence from the Secretary of State of the State of Georgia.

        8.6 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all respects to the Buyer and the Buyer's counsel.

        8.7 Sub-Lease. The Buyer shall have entered into a sub-lease for the Leased Premises with the Seller's affiliate (who is the current tenant of the Leased Premises) (the "Sub-Landlord") in the form attached hereto as Exhibit B (the "New Sub-Lease").

        8.8 Due Diligence. The Buyer shall have been afforded reasonable access to the offices, properties, books and records which pertain to the Acquired Assets and shall have full access to conduct such due diligence investigation as it reasonably deems appropriate to verify the Seller's representations and warranties.

        8.9 Consents. The Seller will have obtained the consent of JMJ Technologies with respect to the Value Added Reseller Agreement described as item No. 10 on Schedule 1.2(c) and the master landlord with respect to the New Sub-Lease.

        8.11 Employees. The Seller shall have terminated, effective on the Closing Date, all employees of the Seller set forth on Schedule 8.11 (the "Employees") and will provide reasonable assistance to the Buyer in employing all Employees upon such terms and conditions as are reasonably satisfactory to the Buyer and which are substantially similar to the terms and conditions the Seller currently provides to such Employees. The Seller or its affiliates shall continue to provide or cause to be provided health benefits for the Employees as are currently in place as of the Closing Date. Until the Buyer gives the Seller thirty (30) days notice that the Buyer will place the Employees on the Buyer's health plans, on a monthly basis, the Seller shall submit an invoice to the Buyer for the cost of such benefits, which the Buyer shall pay within thirty
(30) days of receipt of such invoice. The Seller covenants not to interfere with any such efforts by the Buyer and to use all reasonable efforts to assist the Buyer in employing such Employees effective as of the Closing.


                                    SECTION 9
                                    ---------

                Conditions Precedent to the Seller's Obligations
                ------------------------------------------------

        The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

        9.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyer in or pursuant to this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made or given at and as of the Closing.

        9.2 Compliance with Agreement. The Buyer shall have performed and complied with all of its material obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

        9.3 Buyer's Certificate. The Buyer shall have delivered to the Seller in writing, at and as of the Closing, a certificate of its officers, in form and substance satisfactory to the Seller and the Seller's counsel, certifying that the conditions in each of Sections 9.1 and 9.2 have been satisfied.

        9.4 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller in connection with the transactions contemplated by this Agreement shall be satisfactory in all respects to the Seller and the Seller's counsel, and the Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.


                                   SECTION 10
                                   ----------

                                 Indemnification
                                 ---------------

        10.1 By the Seller. The Seller agrees to indemnify and hold the Buyer harmless of and from any and all claims, demands, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, "Losses"), related to or arising directly or indirectly out of any Retained Liabilities, any material inaccuracies (or series of inaccuracies which taken together are material) in any representation, covenant or warranty made by the Seller in or pursuant to this Agreement, including, but not limited to any failure or breach by the Seller of any covenant, obligation, or undertaking made by the Seller in this Agreement. The obligation of Seller to indemnify the Buyer hereunder shall be satisfied first by delivering a portion of the Ownership Interest (as defined below) pursuant to Section 10.6, then by cash payment promptly upon demand.

        10.2 By the Buyer. The Buyer agrees to indemnify and hold the Seller harmless of and from any and all Losses related to or arising directly or indirectly out of any Assumed Liabilities, any material inaccuracies (or series of inaccuracies which taken together are material) in any representation, covenant or warranty made by the Buyer in or pursuant to this Agreement, including, but not limited to any failure or breach by the Buyer of any covenant, obligation, or undertaking made by the Buyer in this Agreement. The obligation of Buyer to indemnify the Seller hereunder shall be satisfied by cash payment promptly upon demand.

        10.3 Notice of Claims; Assumption of Defense. The indemnified party shall give prompt notice to the indemnifying party, in accordance with the terms of Section 12.5, of the assertion of any third party claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the indemnifying party such information with respect thereto as the indemnifying party may reasonably request. The indemnifying party may, at its own expense, (a) participate in and (b) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to Section 10.1 or Section 10.2, assume the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof. In the event that the indemnifying party elects not to assume the defense of any claim, suit, action or proceeding, such election shall not relieve the indemnifying party of its obligations hereunder. In the event the indemnified party fails to give timely, complete or accurate notice to the indemnifying party of a third party claim covered by this Section 10, the indemnifying party shall be relieved of its obligations under this Section 10 to the extent the indemnified party's failure to provide notice materially prejudices the indemnifying party's defense of the third party claim.

        10.4 Settlement or Compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however the indemnifying party shall have the ability to settle or compromise any claim, suit, action or proceeding, without the consent of the other party if such settlement or compromise involves only the payment of cash consideration.

        10.5    Limitations on Indemnification.
                -------------------------------

                (a) The indemnified party shall not be entitled to indemnification under this Section 10 unless and until the aggregate amount of such Losses to which the indemnified party is entitled to indemnification under this Section 10 exceeds $1,000, at which time the indemnifying party shall indemnify the indemnified party for the amount of such Losses from the first dollar.

                (b) The aggregate liability of the Seller to the Buyer with respect to claims based on a breach of the representations or covenants contained in Sections 2.3, 5.5, 11.1, 11.2, and 11.3 shall be unlimited. As to other matters, the maximum aggregate liability of the Seller to the Buyer under Section 10.1 is limited to the greater of (a) $25,000 and (b) the Fair Market Value (defined below) of the Ownership Interest. The maximum aggregate liability of the Buyer to the Seller under
                        Section 10.2 is limited to $25,000.

                (c) The amount of the Loss otherwise payable to an indemnified party hereunder shall be reduced by the amount of any proceeds received by such indemnified party as compensation for the Loss from an insurance carrier or other source of recovery. If any insurance carrier for either party agrees to defend any third party claim, such defense shall be tendered to such insurance carrier and the rights of the parties between themselves regarding the assumption and control of such defense shall be subject to the reasonable requirements of the insurance carrier.

        10.6    Satisfaction of Losses by Seller.
                ---------------------------------

                (a) Subject to the limitations on indemnification set forth in Section 10.5, in the case of a claim for Losses covered by this Section 10, upon notice to the Seller of the existence of a claim for Losses by the Buyer, the Seller shall satisfy such Losses by delivering to the Buyer a portion of the Ownership Interest calculated at Fair Market Value (as determined below), where such delivery of Ownership Interest are equal to the amount of such Losses. Offsets pursuant to this Section 10.6 shall not constitute a breach of the Operating Agreement with respect to the Ownership Interest.

                (b) After the Closing Date, "Fair Market Value" shall be determined upon the mutual agreement of the Seller and the Buyer. If the Seller and the Buyer cannot mutually agree in good faith, the Seller and the Buyer shall each select an appraiser experienced in the business of evaluating or appraising the market value of securities. The two (2) appraisers so selected (the "Initial Appraisers") shall, within five (5) days of their selection, appraise such Ownership Interest as of the date of such appraisal. If the difference between the resulting appraisals is not greater than twenty percent (20%), then the average of the appraisals shall be deemed the Fair Market Value; otherwise, the Initial Appraisers shall select an additional appraiser (the "Additional Appraiser"), who shall be experienced in a manner similar to the Initial Appraisers. If they fail to select such Additional Appraiser as provided above, then the Buyer shall immediately apply, after written notice to the Seller, to any judge of any court of general jurisdiction for the appointment of such Additional Appraiser. The Additional Appraiser shall then choose from the values determined by the Initial Appraisers the value that the Additional Appraiser considers closest to the fair market value, and such value shall be the Fair Market Value. The Additional Appraiser shall forthwith give written notice of his determination to the Seller and the Buyer. Each party shall pay the expenses and fees of the appraiser selected by him or it, and, if an Additional Appraiser is employed, the party who selected the Initial Appraiser whose value determination was rejected by the Additional Appraiser shall pay all the expenses and fees of the Additional Appraiser.

        10.7 Exclusive Remedies. The Seller and the Buyer acknowledge and agree that the foregoing indemnification provisions in this Section 10 shall be the exclusive remedy of the Buyer and The Seller with respect to the transactions contemplated by this Agreement except that nothing in this Agreement shall limit the right of either party to pursue any appropriate remedy at equity, including specific performance, for the breach of any covenants of the other party contained herein or any appropriate remedy based upon allegations of fraud, bad faith or willful misconduct in connection with this Agreement .

                                   SECTION 11
                                   ----------

                                   Tax Matters
                                   -----------

        11.1 Tax Cooperation. The Buyer and the Seller agree to furnish or cause to be furnished to each other, upon request as promptly as practicable, such information and assistance relating to the Acquired Assets as is reasonably necessary for the filing of all Tax Returns, and making of any election related prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The Seller and the Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Acquired Assets and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this paragraph.

        11.2 Transfer Taxes. Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Acquired Assets to the Buyer and any recording or filing fees with respect thereto shall be paid by the Seller, and the Seller shall promptly reimburse the Buyer for any such amounts paid by the Buyer.

        11.3 No Inconsistent Tax Treatment. The Buyer and the Seller shall file all Tax Returns consistent with the Allocation Statement and shall not make any inconsistent written statements or take any inconsistent position on any Tax Return, in any refund claim, during the course of any U.S. Internal Revenue Service ("IRS") audit or other Tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise. Each party shall notify the other parties if it receives notice that the IRS or other governmental agency proposes any allocation different than that set forth in the Allocation Statement.


                                   SECTION 12
                                   ----------

                                     General
                                     -------

        12.1 Collection of Accounts Receivables. All rights and ownership of accounts receivable relating to operation of the Business prior to the Closing shall remain with the Seller; provided, however, as of the Closing, the Seller will not use any efforts to collect on such accounts receivable and shall not otherwise attempt to enforce its right to payment on such accounts receivable. The Buyer will use efforts to collect such accounts receivable in the same manner it collects its own accounts receivable. If any portion of such accounts receivable is collected by the Buyer, the Buyer shall immediately remit the same to the Seller.

        12.2 Noncompetition. For a period of five (5) years following the Closing Date, neither the Seller nor any of its affiliates will engage in any business directly competitive with the Business within the United States of America (the "Noncompetition Restriction"); provided, however, the Noncompetition Restriction shall immediately terminate if the Buyer ceases to operate a business that is similar to the Business at any time prior to five (5) years following the Closing Date.

        12.3 Signatures by Facsimile. The parties hereby agree that signatures transmitted and received via facsimile shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

        12.4 Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys, accountants and outside advisers fees and disbursements, shall be borne by the party incurring such expenses.

        12.5 Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

                If to the Buyer, to:

                Mr. Girish Navani
                Mr. Mahesh Navani
                Dr. Raj Dharampuriya
                c/o Mr. Girish Navani
                eClinicalWeb, LLC
                114 Turnpike Road, Suite 204
                Westborough, MA 01581


                With a copy sent contemporaneously to:

                Jeffrey E. Swaim, Esquire
                Mirick, O'Connell, DeMallie & Lougee, LLP
                1700 West Park Drive
                Westborough, MA 01581


                If to the Seller, to:

                Mr. Terrence L. Bauer, President and CEO
                INPHYSYS, Inc. 1805
                Old Alabama Road, Suite 350
                Roswell, GA 30076

                With a copy sent contemporaneously to:

                Joseph G. Silver, Esquire
                Kilpatrick Stockton, LLP
                Suite 2800
                1100 Peachtree Street
                Atlanta, GA 30309

        12.6 Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

        12.7 Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Georgia, without regard to conflicts of law principles thereunder.

        12.8 Sections and Section Headings. All enumerated subdivisions of this Agreement are herein referred to as "section" or "subsection." The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

        12.9 Survival of Representations; Indemnification. Except for the representations, warranties, covenants and agreements contained in Sections 2.3, 5.5, 11.1, 11.2 and 11.3, which shall survive until the lapse of relevant statutes of limitation, each representation, warranty, covenant and agreement of the Buyer and the Seller set forth in this Agreement shall survive until twelve
(12) months following the Closing.

        12.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and assigns.

        12.12 Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby do not close, both parties agree that all information exchanged between the parties shall not be disclosed to any third party and shall remain confidential and all written information exchanged shall be returned to the originating party (or otherwise destroyed per the originating party's request).

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date and year first above written.


                                       BUYER:

                                       ECLINICALWEB, LLC


                                       By: /s/ Girish Navani
                                           -------------------------------------
                                           Girish Navani, VP of Sales


                                       SELLER:


                                       INPHYSYS, INC.


                                       By: /s/ Terrence L. Bauer
                                           -------------------------------------
                                           Terrence L. Bauer, President and CEO

Schedule 1.2(a)
IntegriMED Hardware and Software


---------------------------------------------------------------------------------------------
                                         Hardware:
---------------------------------------------------------------------------------------------

                                            TYPE               Description         PROCESSOR
---------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal   Desktop          Dell Precision 470     Xeon 3.2GHz
---------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal   Desktop         Dell Dimension L1000R   P-3 996MHz
---------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal   Monitor           Dell M992 19" CRT
---------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal   Monitor           KDS VS-7E 17" CRT
---------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal    Switch        Dell PowerConnect 2216
---------------------------------------------------------------------------------------------
Sales                  Amber Asaro        Desktop          Dell OptiPlex GX270    P-4 2.8GHz
---------------------------------------------------------------------------------------------
Sales                  Amber Asaro        Monitor          Dell E771A 17" CRT
---------------------------------------------------------------------------------------------
Sales                   Brad Timms         Tablet             Fujitsu 3010D       P-4 1.4GHz
---------------------------------------------------------------------------------------------
CoLo                    Cisco 3750         Switch              Cisco 3750
---------------------------------------------------------------------------------------------
CoLo                    Cisco 3750         Switch              Cisco 3750
---------------------------------------------------------------------------------------------
CoLo                   Cisco Router        Router             Cisco Router
---------------------------------------------------------------------------------------------
CoLo                     CLECC01           Server               Dell 1550
---------------------------------------------------------------------------------------------
CoLo                     CLSAM01           Server               Dell 1650
---------------------------------------------------------------------------------------------
CoLo                      CLTS01           Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                      CLTS02           Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                      CLTS03           Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                      CLTS04           Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                      CONN01           Server               Dell 1650
---------------------------------------------------------------------------------------------
Client Services        Dante Ferrer        Laptop          Dell Inspiron 8200     P-4 1.6GHz
---------------------------------------------------------------------------------------------
Sales                  Dick Derrick        Laptop      Toshiba Satellite A40-S270 P-4 2.8GHz
---------------------------------------------------------------------------------------------
CoLo                      DMZ01            Server               Dell 1650
---------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney       Desktop          Dell OptiPlex GX280    P-4 3.39GHz
---------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney       Desktop          Dell Dimension 2400    P-4 2.53GHz
---------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney       Monitor          KDS VS-F14 14" LCD
---------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney       Monitor           Dell M991 19" CRT
---------------------------------------------------------------------------------------------
CoLo                      ECW02            Server               Dell 2650
---------------------------------------------------------------------------------------------
CoLo                      ECW03            Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                      ECW04            Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                       EX02            Server               Dell 2850
---------------------------------------------------------------------------------------------
Sales                  Jacque Lake         Tablet             Fujitsu 3010D       P-M 1.4GHz
---------------------------------------------------------------------------------------------
Sales                  Joe Hasbauer        Tablet             Fujitsu 3010D       P-M 1.4GHz
---------------------------------------------------------------------------------------------
Information Systems     John Laws          Laptop        Toshiba Satellite P-15   P-4 2.8GHz
---------------------------------------------------------------------------------------------
Information Systems     John Laws           Hub            3Com SuperStack II
---------------------------------------------------------------------------------------------
Client Services        Kang Jackson        Laptop          Dell Inspiron 1100     P-4 2.2GHz
---------------------------------------------------------------------------------------------
Client Services       Katrina Nelson       Laptop      Toshiba Satellite A20-S259 P-4 2.66GHz
---------------------------------------------------------------------------------------------
Marketing             Laura Nasipak        Laptop      Toshiba Satellite A20-S259 P-4 2.8GHz
---------------------------------------------------------------------------------------------
Sales                  Linda Moses         Tablet             Fujitsu 3010D       P-M 1.4GHz
---------------------------------------------------------------------------------------------
Information Systems  Lisa Herrington      Desktop          Dell Dimension 2350    P-4 1.8GHz
---------------------------------------------------------------------------------------------
Information Systems  Lisa Herrington      Monitor           Dell M992 19" CRT
---------------------------------------------------------------------------------------------
Client Services       Lisa Perfater        Laptop   Toshiba Satellite PSA60U-01601D P-4 2.8GH
---------------------------------------------------------------------------------------------
CoLo                       NAS              NAS
---------------------------------------------------------------------------------------------
CoLo                       Net             Server               Dell 2550
---------------------------------------------------------------------------------------------
CoLo                   NETSCREEN 1        Firewall
---------------------------------------------------------------------------------------------
CoLo                   NETSCREEN 2        Firewall
---------------------------------------------------------------------------------------------
Client Services         Ray Murphy         Laptop      Toshiba Satellite A40-S270 P-4 2.8GHz
---------------------------------------------------------------------------------------------
CoLo                       SAN            SAN Disk
---------------------------------------------------------------------------------------------
Sales                  Shalona Fong       Desktop         Dell Dimension L933R    P-3 930MHz
---------------------------------------------------------------------------------------------
Sales                  Shalona Fong       Monitor          Dell E773c 17" CRT
---------------------------------------------------------------------------------------------
CoLo                       SQL             Server               Dell 2550
---------------------------------------------------------------------------------------------
CoLo                    TAPE UNIT        Tape Unit
---------------------------------------------------------------------------------------------
Marketing             Traci Detchen       Desktop         Dell Dimension 4500S    P-4 2.0GHz
---------------------------------------------------------------------------------------------
Marketing             Traci Detchen       Monitor           Dell M992 19" CRT
---------------------------------------------------------------------------------------------
CoLo                       TS01            Server               Dell 1650
---------------------------------------------------------------------------------------------
CoLo                       TS02            Server               Dell 1650
---------------------------------------------------------------------------------------------
CoLo                       TS03            Server               Dell 1650
---------------------------------------------------------------------------------------------
CoLo                       TS04            Server               Dell 1650
---------------------------------------------------------------------------------------------
CoLo                       VM01            Server               Dell 2650
---------------------------------------------------------------------------------------------
CoLo                       VM02            Server               Dell 2850
---------------------------------------------------------------------------------------------
CoLo                    WATCHGUARD        Firewall
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler      Desktop          Dell Dimension 4300    P-4 1.6GHz
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler      Desktop          Dell Dimension 4600    P-4 2.8GHz
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler      Desktop        Dell Dimension XPS B866  P-3 864MHZ
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler       Laptop      Toshiba Satellite A20-S259 P-4 2.8GHz
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler       Laptop         Toshiba Protege 7140    P-3 497MHz
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler      Monitor           Dell M991 19" CRT
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler      Scanner           HP ScanJet 5550C
---------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler       Switch                Netgear
---------------------------------------------------------------------------------------------
                                       Laser Printer         HP LaserJet 5N
---------------------------------------------------------------------------------------------
Subtotal Hardware Replacement Cost
---------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                     Hard
                                           Cost New  Drive  Memory   Projectors    Service tag or SN
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal    6,150.00  74.4GB  1GB                 Service Tag: GBFGF51
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal      610.00  9.54GB 384MB                Service Tag: 5T58Q01        Linda Hobart's
                                                                                                              Old Computer
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal      250.00                              S/N: CN04N73647606349B2J7
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal      125.00                              S/N: 0492084469
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Aislinn Schmershal       50.00                              S/N: CN-OK4586-28298-44N-1048
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Amber Asaro           670.00  37.2GB  1.0GB               S/N: 53YQN41
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Amber Asaro           180.00                              S/N: MY-08J854-46632-1AB-805T
-----------------------------------------------------------------------------------------------------------------------------------
Sales                   Brad Timms         2,100.00    40GB  512MB  Dell 2300MP  S/N: R4904037
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                    Cisco 3750         6,574.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                    Cisco 3750         6,574.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                   Cisco Router        2,500.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                     CLECC01           6,200.00                              Service Tag: JWM5711
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                     CLSAM01           6,200.00                              Service Tag: 4YZ1B21
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      CLTS01           7,690.00                              Service Tag: GXW7T61
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      CLTS02           7,690.00                              Service Tag: FXW7T61
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      CLTS03           7,690.00                              Service Tag: HXW7T61
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      CLTS04           7,690.00                              Service Tag: JWX7T61
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      CONN01           6,200.00                              Service Tag: GCDDR21
-----------------------------------------------------------------------------------------------------------------------------------
Client Services        Dante Ferrer        1,280.00    30GB  128MB
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Dick Derrick        1,600.00  55.8GB  496MB               S/N: 44125906H
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      DMZ01            6,200.00                              Service Tag: 39P6B21
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney        1,270.00   148GB 1.49GB               Service Tag: C4MCS51
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney          530.00  37.2GB  256MB               Service Tag: 815S141
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney          300.00                              S/N: 1182001709
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Dotti Kearney          250.00                              S/N: MX-05C544-47801-1BR-H0WU
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      ECW02            7,690.00                              Service Tag: BSVBY51
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      ECW03            7,690.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                      ECW04            7,690.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       EX02            7,690.00                              Service Tag: 9XNTB51
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Jacque Lake         2,100.00   19.6GB 504MB  Dell 2300MP  S/N: R4904044
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Joe Hasbauer        2,100.00   19.6GB 504MB  Dell 2300MP
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems     John Laws          1,600.00     60GB 512MB               Service Tag Rubbed Off (Unreadable)
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems     John Laws          1,500.00                              S/N: 0103 / 7YAF022756
-----------------------------------------------------------------------------------------------------------------------------------
Client Services        Kang Jackson        1,050.00   14.6GB 384MB               Service Tag: DHVP431
-----------------------------------------------------------------------------------------------------------------------------------
Client Services       Katrina Nelson       1,600.00   37.2GB 224MB               S/N: X3154250P
-----------------------------------------------------------------------------------------------------------------------------------
Marketing             Laura Nasipak        1,600.00     60GB 512MB               S/N: X3040866P
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Linda Moses         2,100.00   19.6GB 504MB               S/N: R4904038
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Lisa Herrington         610.00     30GB 256MB               Service Tag: 3530021
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems  Lisa Herrington         250.00                              S/N: CN04N7364760642ABBC6
-----------------------------------------------------------------------------------------------------------------------------------
Client Services       Lisa Perfater      z 1,600.00     60GB 512MB               S/N: 64159397Q
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       NAS             2,800.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       Net             5,500.00                              Service Tag: DB77T01
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                   NETSCREEN 1         5,811.00
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                   NETSCREEN 2         5,811.00
-----------------------------------------------------------------------------------------------------------------------------------
Client Services         Ray Murphy         1,600.00   55.8GB 496MB               S/N: 44082696H
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       SAN            60,000.00                              Serial Number: B000696
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Shalona Fong          610.00   18.6GB 256MB               Service Tag: HSHKD01
-----------------------------------------------------------------------------------------------------------------------------------
Sales                  Shalona Fong          180.00                              S/N: CN-0P0151-64180-48D-32C8
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       SQL             5,500.00                              Service Tag: FLKLC21
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                    TAPE UNIT          8,000.00                              Serial Number: 305241
-----------------------------------------------------------------------------------------------------------------------------------
Marketing             Traci Detchen          820.00   18.6GB 512MB               Service Tag: 6Y07W11
-----------------------------------------------------------------------------------------------------------------------------------
Marketing             Traci Detchen          250.00                              S/N: MY-04N736-47603-287-BUGA
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       TS01            7,500.00                              Service Tag: 69P6821
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       TS02            7,500.00                              Service Tag: 99B6B21
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       TS03            7,500.00                              Service Tag: DJ4SX21
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       TS04            7,500.00                              Service Tag: 3B0YL21
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       VM01            5,500.00                              Service Tag: G14BCC21
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                       VM02            7,690.00                              Service Tag: G20MM41
-----------------------------------------------------------------------------------------------------------------------------------
CoLo                    WATCHGUARD         3,500.00                              Serial Number: 505100980-BA85
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler         820.00   46.5GB 1.0GB               Service Tag: 172N211
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler         820.00     60GB 512MB               Service Tag: 6VZ6W21
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler         820.00          256MB               Service Tag: HM6V101
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler       1,600.00     60GB 512MB               S/N: 93149654P
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler       1,600.00   4.99GB 196KB               S/N: 30531806U
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler         250.00                              S/N: MX-049VVR-47801-0CI-604X
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler         500.00                              S/N: CN424S7245
-----------------------------------------------------------------------------------------------------------------------------------
Information Systems   Yolanda Hagler         100.00                              S/N: FS62146CB235238
-----------------------------------------------------------------------------------------------------------------------------------
                                           1,500.00                              S/N: USHB016188             Located Outside Terry
                                                                                                              and Steve's Offices
-----------------------------------------------------------------------------------------------------------------------------------
Subtotal Hardware Replacement Cost       285,025.00
-----------------------------------------------------------------------------------------------------------------------------------


IntegriMED Hardware and Software


                                           Licenses:        Number of licenses       Cost New
-----------------------------------------------------------------------------------------------
                                          W2003 Server             15                16,785.00
-----------------------------------------------------------------------------------------------
                                             Citrix                205               61,295.00
-----------------------------------------------------------------------------------------------
                                            WTS Cal                60                 7,560.00
-----------------------------------------------------------------------------------------------
                                          Windows CAL              100                4,869.00
-----------------------------------------------------------------------------------------------
                                              SAM                  50                 7,000.00
-----------------------------------------------------------------------------------------------
                                          Project 2003              2                 1,000.00
-----------------------------------------------------------------------------------------------
                                           Visio 2003               1                   400.00
-----------------------------------------------------------------------------------------------
                                           Office XP                9                 3,825.00
-----------------------------------------------------------------------------------------------
                                      Simplified printing           3                 1,000.00
-----------------------------------------------------------------------------------------------
                                     Verisign Inphysys.net          1                 1,790.00
-----------------------------------------------------------------------------------------------
                                       Segue Testing Tool           1                23,695.00
-----------------------------------------------------------------------------------------------
Subtotal Software Replacement Cost                                                  129,219.00
-----------------------------------------------------------------------------------------------
Total Hardware and Software Replacement Cost                                       $414,244.00
-----------------------------------------------------------------------------------------------

                                Schedule 1.2 (c)
                                ----------------

                                   (Contracts)


        1. Internap Master Services Agreement between the Seller and Internap Network Services Corporation dated May 13, 2004.

        2. *** TeleVox Software Service Agreement between Pediatric Physician Alliance, Inc. and TeleVox Software, Inc. ("TeleVox") dated December 1, 2000, as amended by an Amendment to Contract between the Seller and TeleVox dated January 1, 2003.

        3. EDI Reseller Vendor Agreement between the Seller and Proxymed, Inc. dated December 6, 2002.

        4. *** Marketing Agreement between the Seller and Navicure, Inc. dated September 2, 2004.

        5. McKesson Information Solutions Sales Order between the Seller and McKesson dated September 2004.

        6.      The following Business Services Agreements:

                (a)     Dr. B. Abraham, PC, dated September 30, 2004;
                (b)     Kevin Adams, dated March 15, 2004;
                (c)     Dr. Lee Surkin, dated September 28, 2004;
                (d)     Family Medical Associates, dated August 27, 2003;
                (e)     Farmington Family Clinic, dated September 1, 2004;
                (f)     Fayette Surgical & Breast Center, dated October 6, 2003;
                (g)     Georgia Breast Care, dated September 30, 2004;
                (h)     M.K. Golden/Golden Family Care, dated September 29,
                        2004;
                (i)     Irwin Family Practice, dated December 2, 2003;
                (j)     Augusta General Surgery, dated May 6, 2004;
                (k)     Jonesboro Pediatric Clinic, dated April 30, 2002;
                (l)     Henry Lewis, M.D., dated May 12, 2004;
                (m)     Jeanette Norris, M.D., dated November 13, 2003;
                (n)     Nashville Breast Center, dated March 17, 2004;
                (o)     North Fulton Rheumatology, dated November 4, 2004;
                (p)     Paces Ferry Medical Group PC, dated March 4, 2002;
                (q)     Charlene D. Sojico M.D., dated July 12, 2004;
                (r)     Southeastern Pain Specialists, dated November 1, 2004;
                (s) Texas Anesthesia and Pain Management Institute, dated September 3, 2004
                (t)     Urology Specialists, dated April 29, 2004; and

                (u)     Valley View Medical, dated November 11, 2003.


        7.      The following ASP and Services Agreements:

                (a)     Advanced Breast Care, dated May 5, 2005;
                (b)     AGC Pediatrics, dated March 31, 2005;
                (c)     Atlanta South Gastroenterology, dated April 29, 2005;
                (d)     Family Primary Care, dated March 9, 2005;
                (e)     Elaina George, M.D., dated January 25, 2005;
                (f)     Gulf Breeze Internal Medicine, dated December 29, 2004;
                (g)     Dr. Junaid Mudaliar, dated March 29, 2005;
                (h) Non-Surgical Orthopedics & Spine Center, P.C., dated March 1, 2005
                (i)     Partners in Women's Health, LLC, dated March 31, 2005;
                (j)     Patients First, dated December 22, 2004; and
                (k)     Dr. Ira Washaw, dated March 9, 2005.

        8. License and Services Agreement between Seller and Macon Medical Group, dated May 2, 2005.

        9. [Agreement] between the Seller and Steve Austin, M.D., dated _______, 2004.

        10. ***Value Added Reseller Agreement between the Seller and JMJ Technologies, dated June 7, 2007, and amended to date.

        *** Indicates that contract needs third-party's consent to assign.

                                  Schedule 8.11

                                 (Employee List)

Asaro, Amber
Curran, Jeff
Derrick, Richard
Detchon, Traci
Ferrer, Dante
Fong, Shalona
Hagler, Yolanda
Hansbauer, Joseph
Herrington, Lisa
Jackson, Okang
Kearney, Dorothy
Laws, John
Moses, Linda
Murphy, Ray
Nasipak, Laura
Nelson, Katrina
Perfater, Lisa
Schmersahl, Aislinn
Swim, Jacquelin
Timms, Bradley

                                                                       Exhibit A

                               OPERATING AGREEMENT
                                       OF
                                eClinicalWeb, LLC


        This Operating Agreement (this "Agreement") of eClinicalWeb, LLC (the "Company") is made as of May 26 , 2005, by and among Girish Kumar of Shrewsbury, Massachusetts, Mahesh Navani of Shrewsbury, Massachusetts and Raj Dharampuriya, M.D. of Shrewsbury, Massachusetts as initial members of the Company (collectively, the "Members").

        The Members desire to form a limited liability company pursuant to and in accordance with the Massachusetts Limited Liability Company Act, ch. 156C of the Massachusetts General Laws, as amended from time to time (the "Act"), by entering into this Agreement and filing a Certificate of Formation of the Company with the office of the Secretary of the Commonwealth of Massachusetts (the "Certificate").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

        1.      Formation.
                ----------

                (a) The Members hereby agree to form the Company as a limited liability company under and pursuant to the terms of the Act, this Agreement and the Certificate, and further agree that the rights, duties and liabilities of the Members and the Managers (as defined in Section 11) shall be as provided in the Act, except as otherwise provided herein. Upon their execution of this Agreement, each of the Members shall be admitted to the Company as a member and shall make a contribution to the capital of the Company in the amount set forth on Schedule A hereto opposite their names.

                (b) Each of Girish Kumar, Mahesh Navani and Raj Dharampuriya, M.D. is hereby designated as an authorized person within the meaning of the Act and is hereby authorized to execute, deliver and file the Certificate (and any amendments and/or restatements thereof) in the office of the Secretary of the Commonwealth of Massachusetts and to execute any other documents necessary to the formation, registration or qualification of the Company as a limited liability company.

        2.      Capital Contributions and Voting Rights.
                ----------------------------------------

                (a) The name, mailing address, amount contributed to the capital of the Company and respective limited liability company interests owned by each of the Members shall be set forth on Schedule A attached hereto. The Manager shall update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

                (b) Except as otherwise provided in this Agreement or by applicable law, no Member shall be required to lend funds to the Company or, after a Member's capital contributions have been fully paid, to make any additional contributions to the capital of the Company. A Member may make additional contributions to the capital of the Company with the written consent of the Managers, provided; however, that if the Company purchases the substantially all of the assets of IntegreMED, Inc. within ninety days of the date of this Agreement, no initial Member may make additional contributions to capital in the twelve (12) month period following such purchase. No Member shall have any personal liability for the repayment of any capital contribution of any other Member.

                (c) No Member shall have any right to withdraw or to demand the return of any or all of his capital contribution, except upon dissolution of the Company under Section 20, or as otherwise provided in this Agreement or as approved by the Managers. Notwithstanding the foregoing, no return of a Member's capital contributions shall be made if such distribution would violate the Act. Under circumstances requiring a return of any capital contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

                (d) No Member shall receive any interest, salary or drawing with respect to its capital contributions or its capital account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement or as approved by the Managers.

                (e) The Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions in full, the Members shall have no recourse against the Company, the Managers or any other Member.

                (f) The Managers shall maintain capital accounts for the Members in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The Managers may make such adjustments to the Members' capital accounts as they determine are necessary and in accordance with the Treasury Regulations in connection with any contribution to or distribution by the Company.

                3.      Interests in the Company.
                        -------------------------

                (a) A Member's percentage "Interest" in the Company means the entire vested ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. Members will be entitled to vote based on their respective percentage

Interests in the Company. Unless otherwise provided in this Agreement, the approval of a majority in Interest of the Members with respect to any matter requiring the consent or approval of the Members shall be binding on all Members. Reference to a majority or other specified percentage in Interest of the Members means Members whose aggregate capital contributions with respect to their Interests represent over fifty percent (50%), or such specified percentage, respectively, of the aggregate capital contributions of all Members.

                (b) Subject to Section 11, the Managers may from time to time issue or award additional Interests to, and admit to the Company as Members, such persons and on such terms and conditions as the Managers determine to be appropriate.

                (c) No Member will have an interest in specific Company assets.

                (d) No Member may pledge, hypothecate or otherwise assign his Interest as collateral or grant a security interest therein without the prior consent of the Managers. The assignee under any such transaction shall only have the rights of an assignee under the Act and subject to this Agreement.

        4. Name. The name of the limited liability company formed by this Agreement is eClinicalWeb, LLC. The business of the Company may be conducted under any other name designated by the Managers.

        5. Term. The term of the Company shall commence on the date the Certificate is filed in the office of the Secretary of the Commonwealth of Massachusetts and shall continue until dissolved in accordance with the provisions of this Agreement.

        6. Registered Agent. The name and business address of the registered agent for service of process is Girish Kumar, 114 Turnpike Road, Suite 204, Westborough, Massachusetts 01581.

        7. Principal Place of Business. The principal place of business of the Company is 114 Turnpike Road, Suite 204, Westborough, Massachusetts 01581.

        8. Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified, formed or registered under foreign qualification and, to the extent necessary, assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The Managers shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in each jurisdiction in which the Company may wish to conduct business.

        9. Purposes. The general character of the business of the Company is the delivery of management and software solutions for medical practices and to engage in any and all activities necessary, advisable or incidental thereto and in any lawful act or activity for which limited liability companies may be formed under the Act.

        10. Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 9 above, including, but not limited to, the power and authority to (a) acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, preserve, rehabilitate, renovate, finance, improve, encumber, sell, convey, lease, transfer or dispose of any real or tangible or intangible personal property; (b) borrow money and issue evidences of indebtedness and secure the same by mortgage, pledge or other lien on the assets of the Company;
(c) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with any Member or Manager; (d) employ or otherwise engage employees, Members, Managers, contractors, advisors, attorneys, and consultants and pay reasonable compensation for such services; (e) enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities; (f) conduct such other businesses as the Members shall approve; (g) have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

        11.     Management.
                -----------

                (a) The business and affairs of the Company shall be managed by one or more Managers (as that term is used in the Act) elected by the majority vote of the Members (the "Managers"). The Members hereby elect Girish Kumar, Mahesh Navani and Raj Dharampuriya, M.D. to be the initial Managers, each to serve until such time as he fails or ceases to serve, and each of Girish Kumar, Mahesh Navani and Raj Dharampuriya, M.D. hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement. A Manager may resign by giving written notice to the remaining Managers and the Members. The resignation will be effective upon acceptance by the remaining Managers, or if none, by Members owning at least two-thirds (2/3) in Interest of the Company, or if there is no acceptance, then fourteen (14) days after written notice is given. A Manager may be removed with or without cause by Members owning at least two-thirds (2/3) in Interest of the Company. Additional Managers may be appointed at any time by Members owning a majority in Interest of the Company. Successor Managers may be appointed by Members owning a majority in Interest of the Company upon a Member's death, disability, resignation or removal, provided that the Members shall not be required to appoint a successor Manager if at least one other Manager remains in office. Any additional or successor Manager shall execute an instrument reasonably satisfactory to the Members accepting and agreeing to the terms and conditions of this Agreement. Each Manager, to the extent of his or her powers set forth in this Section 11, is an agent of the Company for the purpose of the Company's business, and the actions of any Manager taken in accordance with this Agreement shall bind the Company.

                (b) Except as otherwise expressly stated in this Agreement, the Managers, acting singly, shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company described herein. In connection with the foregoing, each Manager is hereby authorized and empowered to act through any employees and other persons designated by such Manager in carrying out any and all of the powers and authorities that such Manager possesses under this Agreement and to delegate any and all of the powers and authorities that such Manager possesses under this Agreement to any other person designated by such Manager. Except or otherwise provided in this Agreement, the Managers shall act by majority vote. In the event of a deadlock among the Managers as to a particular matter, the matter shall be resolved by the written consent of the Members owning a majority in Interest of the Company.

                (c) The Managers, shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company described herein, including without limitation, the power to:

                        (i) sell, purchase, exchange, option, mortgage, lease and make contracts concerning real and personal property for such consideration and upon such terms that the Managers consider appropriate; to sign deeds, mortgages, releases, assignments, discharges, leases and other instruments of any kind, without liability on the part of any person dealing with the Managers to see to the application of the proceeds of any transaction; to foreclose and to purchase at foreclosure sales;

                        (ii) receive rents or other amounts due from real and personal property; to maintain, repair, improve and manage such property; to develop, construct, operate, hold or in any other manner deal with or exercise powers and privileges with respect to such property; to maintain insurance and pay taxes and assessments with respect to such property; to abandon all or part of the property; to adjust boundaries; to grant easements; to dedicate for public use; to join with co-owners and others in transactions relating to the property; to partition; to enter party-wall contracts; to insure or perfect title; to demolish or erect buildings;

                        (iii) borrow money or guarantee the indebtednesses or contractual obligations of others, and to pledge and/or mortgage any or all of the Company's property as security therefore;

                        (iv) loan money, with or without security, on such terms as the Managers deem proper;

                        (v) prepay, in whole or in part, refinance, amend, modify or extend any mortgages or deeds of trust which may affect any asset of the Company and, in connection therewith, execute for and on behalf of the Company any extensions, renewals or modifications of such mortgages or deeds of trust;

                        (vi) make any and all expenditures which the Managers, in their sole discretion, deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of his obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization, financing and operation of the Company;

                        (vii) retain indefinitely and without liability any securities or other property received or acquired as Managers, and to invest and reinvest in, for cash or other property, stocks, bonds and other securities of any kind in any state or jurisdiction, and to dispose of any investment from time to time, all at the sole risk of the Company;

                        (viii) settle, compromise, arbitrate or contest claims by, against or affecting the Company;

                        (ix) purchase liability and other insurance to protect the Company's properties and business;

                        (x) enter into, execute or modify agreements and contracts and give receipts, releases and discharges in connection with the Company's business;

                        (xi) execute any and all other instruments and documents which may be necessary or in the opinion of the Managers desirable to carry out the intent and purpose of this Agreement; and

                        (xii) enter into any kind of activity necessary to, in connection with, or incidental to, the accomplishment of the purposes of the Company.

                (d) Notwithstanding the provisions of paragraph (c), the Managers shall have no power and authority, without the prior written consent of the Members owning a majority in Interest of the Company or such other percentage required in this Agreement, to undertake any of the following:

                        (i) engage in business in any jurisdiction which does not provide for the registration of limited liability companies;

                        (ii)    admit a person or entity as a Member;

                        (iii) issue or grant rights to purchase additional interests in the Company;

                        (iv)    dissolve the Company;

                        (v) sell, mortgage, pledge, transfer or otherwise encumber substantially all the assets of the Company or merge the Company with another business entity;

                        (vi)    amend this Agreement; or

                        (vii) engage in any other transaction that requires the prior approval of the Members under this Agreement.

                (e) No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. Any Member who takes any action or binds the Company in violation of this Section 11(e) shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

                (f) No Person dealing with the Company or its assets shall be required to investigate the authority of a Manager to act on behalf of the Company or deal with its assets, nor shall any person entering into a contract with the Company be required to inquire as to whether the prior approval of the Members has been obtained for any transaction. Any such person may rely, without further inquiry, upon a certificate of authority or any other material fact signed by a Manager, or accept any instrument signed by a Manager in the name and on behalf of the Company or the Managers.

        12. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Managers and the Members shall not be personally liable, directly or indirectly, including, without limitation, by way of indemnification, contribution, assessment or otherwise, for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

        13.     Allocation of Profits and Losses.

                (a) General. Except as otherwise provided in Sections 13(b) and 13(c), the Company's profits and losses shall be allocated in proportion to the Interests owned by each of the Members.

                (b) Special Allocations. The following special allocations will be made in the following order:

                        (i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 13, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 13(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                        (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 13, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Allocation Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share in the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 13(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                        (iii) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution that results in a deficit balance in such Member's capital account, there will be specially allocated to that Partner, to the extent required and in the manner specified by Treasury Regulation 1.704-1(b)(2)(ii)(d) items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, provided that an allocation pursuant to this Section 13(b)(iii) will be made only if and to the extent that such Member has a deficit capital account balance after all other allocations provided for in this Section 13 have been tentatively made as if this Section 13(b)(iii) were not in the Agreement.

                        (iv) Gross Income Allocation. If any Member has a deficit balance in such Member's capital account at the end of any fiscal year which is in excess of (1) the amount the Member is obligated to restore to the Company under this Agreement, and (2) the amount the Member is deemed to be obligated to restore under the penultimate sentences of Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5), such Member will be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 13(b)(iv) will be made only and if to the extent that such Member has a deficit capital account balance after all other allocations provided for in this Section 13 have been tentatively made as if this Section 13(b)(iv) and Section 13(b)(iii) were not in the Agreement.

                        (v) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

                        (vi) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(m), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts will be treated as an item of gain or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Regulations.

                (c)     Curative Allocations. The allocations set forth in
Section 13(b) are intended to comply with certain requirements of Treasury Regulation 1.704-1. It is the intent of the Members that, to the extent possible, all special allocations made under Section 13(b) will be offset either with other special allocations under such Section or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 13(c). Therefore, notwithstanding any other provision of this Section 13 (other than Section 13(b)), the Managers will make such offsetting special allocations in whatever manner the Managers determine appropriate, so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if Sections 13(b) and (c) were not part of this Agreement and all Company items were allocated pursuant to Section 13(a).

                (d)     Definitions.
                        ------------

                        (i) "Allocation Year" means (A) any Company fiscal year, or (B) any portion of a Company fiscal year for which the Company is required to allocate profits, losses and other items of income, gain, loss, or deduction pursuant to Section 13.

                        (ii) "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" set forth in Treasury Regulations Section 1.704-2(b)(4).

                        (iii) "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations
Section 1.704-2(i)(3).


                        (v) "Partner Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" as set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

                        (vi) "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d).

        14. Distributions. Distributions not made as a result of the dissolution of the Company shall be made to the Members in proportion to their Interests at such times and in such amounts as shall be determined by the Managers. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Members on account of their Interests if such distribution would violate the Act or other applicable law.

        15.     Exculpation and Indemnification.
                --------------------------------

                (a) No Member or Manager shall be liable to the Company, any other Member or Manager, or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Manager in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Manager by this Agreement, except that a Member or Manager shall be liable for any such loss, damage or claim incurred by reason of such Member's or Manager's gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or Manager shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Manager by reason of any act or omission performed or omitted by such Member or Manager in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Manager by this Agreement, except that no Member or Manager shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Manager by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 shall be provided out of and to the extent of Company assets only, and no Member or Manager shall have personal liability on account thereof.

                (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Member or Manager in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Member or Manager to repay such amount if it shall be determined that the Manager or Members is not entitled to be indemnified.

        16.     Transfers.

                (a) No Member may transfer all or any portion of its Interest unless all of the following conditions are satisfied:

                        (i) the transfer will not result in the termination of the Company pursuant to Section ss.708 of the Code;

                        (ii) the transferor first offers its Interest to the other Members and to the Company to the extent and in the manner required by
Section 17;

                        (iii) the transferee delivers to the Company a written agreement to be bound by the terms of this Agreement; and

                        (iv) the Managers approve such transfer in writing, which approval may only be withheld if the Managers determine in good faith that the proposed transferee is, or is an affiliate of, a competitor of the Company.

For purposes of this Agreement, "transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

                (b) If the terms of paragraph (a) are satisfied, then a Member may transfer all or any portion of its Interest. Unless and until the transferee of an Interest has been admitted to the Company as a Member, the transferee will have only the rights of an assignee under the Act and will have no right to act as an agent of the Company or to exercise any rights other than those specifically pertaining to the ownership of an economic Interest in the Company as an assignee.

                (c) Each Member hereby acknowledges the reasonableness of the prohibition contained in this Section 16 in view of the purposes of the Company and the relationship of the Members. The transfer of any Interest in violation of the provisions of this Section 16 shall be deemed invalid, null and void, and of no force or effect. Any person to whom an Interest is attempted to be transferred in violation of this Section shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Company, and neither the Company nor the non-transferring Members shall incur any liability as a result of refusing to make distributions to the transferee of any such invalid transfer.

                (d) In the case of a transfer or attempted transfer of an Interest that does not comply with the provisions of paragraph (a), the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Company, the Managers and the other Members from all costs, liabilities and damages that any of such indemnified persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce this indemnity.

        17.     Right of First Refusal.
                -----------------------

                (a) No Member or his legal representative may transfer all or any portion of his Interest without first giving written notice to the Company identifying the proposed transferee and the terms of the proposed transaction, including price, if any, and offering his Interest to the Company upon the same terms. Such offer shall remain irrevocable for thirty (30) days. At any time during this period, the Company may accept the offer by notifying the offeror in writing that the Company intends to purchase all, but not less than all, of the Interest so offered on the terms and for the purchase price specified in the offer.

                (b) If the Company does not elect to purchase all of the Interest specified in the notice within thirty (30) days after receipt of the notice pursuant to paragraph (a) above, then the offeror will notify the each of the Members in writing and offer the shares to the Members on the same terms. Each such offer shall remain irrevocable for thirty (30) days. At any time during this period, the offerees may accept the offer by notifying the offeror in writing that the offerees intend to purchase all, but not less than all, of the Interest so offered on the terms and for the purchase price specified in the offer. If two (2) or more remaining Members desire to accept the offer, then, in the absence of an agreement among them, each such remaining Member shall purchase the offered Interest in the proportion that the purchasing Member's percentage ownership Interest bears to the total percentage ownership Interests of all the remaining Members who desire to accept the offer.

                (c) If neither the remaining Members nor the Company elect to purchase all of the Interest offered within thirty (30) days of the receipt of the notice containing the offer, then the offeror may transfer the offered Interest within sixty (60) days after the expiration of the applicable thirty-day period to the proposed transferee upon the price and terms specified in the notice, provided that simultaneous with the transfer the transferee agrees to become a party to this Agreement.

                (d) Any attempted transfer that does not comply with the terms, provisions and conditions of this Section 17 and the other terms, provisions and conditions of this Agreement shall be null and void and of no force or effect.


        18.     Admission of Transferee as Member.
                ----------------------------------

                (a) Notwithstanding anything contained herein to the contrary, the transferee of all or any portion of a Member's Interest in the Company shall not be entitled to become a Member or exercise any rights of a Member unless the Managers and a majority in Interest of the Members (other than the Transferor) agree in writing to admit the transferee as a Member and the conditions of Section 16(a) are satisfied. Until admitted as a Member, the transferee shall be treated as an assignee under the Act and shall be entitled to receive, to the extent transferred, only the distributions to which the transferor would be entitled.

                (b) If a Member transfers all of its Interest and the Managers and the Members approve the admission of the transferee as a Member, the transferee shall be admitted to the Company effective immediately prior to the effective date of the transfer, and, immediately following such admission, the transferring Member shall cease to be a Member of the Company.

        19.     Repurchase Rights Upon a Member's Withdrawal.
                ---------------------------------------------

                (a) The following terms used in this Section 19 have the following meanings for purposes of this Agreement:

                        (i) "Bankruptcy" means (i) the filing by a Member of a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or the making by a Member of an assignment for the benefit of creditors, or (ii) the subjecting of the Member involuntarily to such a petition or assignment or to an attachment of other legal or equitable interest with respect to his Interest, if such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its date.

                        (ii) "Incapacity" means (a) a total disability as defined in any disability insurance policy with respect to the disabled Member acquired by the Company or a Member to fund the Incapacity buyout provisions of this Agreement or, if none, in any long-term disability insurance policy provided by the Company to the disabled Member, and which shall have continued for a sufficient period of time to permit the Company to obtain the benefits under such policy, or (b) if no such policy is in effect, a permanent mental or physical impairment of a Member which causes him or her to be unable to participate actively in the affairs of the Company as an employee or Manager or results in the appointment of a guardian or conservator for the Member. A mental or physical impairment will be conclusively deemed to be permanent if it prevents the Member from actively participating in the affairs of the Company for any period of nine (9) consecutive months or for any accumulated period of eighteen (18) months within any three (3) year period. A determination of total disability by an insurance company insuring a Member under a disability policy described above in clause (a) will be conclusive and binding on all parties to this Agreement. If no such policy is in effect, any determination of incapacity will be made by the Managers other than the affected Member, if he or she is also a Manager, based upon such medical advice as they deem necessary, and will be binding and conclusive for purposes of this Agreement.

                        (iii) "Involuntary Transfer" means the transfer of a Member's Interest by operation of law (not involving the death or incapacity of the Member) or under an agreement made or order of court entered in connection with proceedings in Bankruptcy, for separation or divorce, or for the enforcement or collection of a judgment.

                        (iv) "Retirement" means the total withdrawal by a Member for any reason, whether voluntary or involuntary, from participation in the affairs of the Company, as an employee, Manager or Member, and specifically includes a Member's resignation from the Company.

                        (v) "Agreed Value" means that dollar amount last agreed upon in writing by the Members, which agreement shall be dated and filed among the records of the Company. The initial Agreed Value is set forth as Schedule A attached hereto. The Managers agree to amend Schedule A to reflect subsequent adjustments to the Agreed Value. Notwithstanding anything contained in this Agreement to the contrary, if the date of the most recent determination of Agreed Value is more than eighteen (18) months prior to the date of the event giving rise to the purchase and sale of a Member's Interest under this Section 19, then the purchase price shall be the value agreed upon by the parties to the purchase and sale transaction under this Section 19, or if such parties are unable to agree on a value within sixty (60) days of receipt of notice of the event giving rise to the Member's withdrawal, the purchase price shall be equal to the Appraised Value of the Interest being purchased as determined under paragraph (vi).

                        (vi) "Appraised Value" means the value of the Interests being purchased based on a determination of the fair market value of the Company's assets less its liabilities, and without taking into account any discounts for minority interest or lack of marketability determined by the following appraisal process: The Managers shall appoint an appraiser within thirty (30) days after the event giving rise to the purchase and sale of the Member's Interest, the Member whose Interest is being purchased or his legal representative shall appoint a second appraiser within fifteen (15) days thereafter, and the two appraisers shall appoint a third appraiser within fifteen (15) days thereafter, or failing action within such period by any party or the appraisers, any unappointed appraiser or appraisers shall be appointed by the American Arbitration Association, Boston, Massachusetts, upon application of any party or appraiser. The appraisers shall proceed by majority vote to determine the value of such Interests as of a convenient date selected by them, and such determination shall be final and binding upon all interested persons. The Managers shall promptly furnish to the appraisers such information concerning the Company's financial condition, earnings, capitalization, business prospects and sales of its Interests as they may reasonably request. The appraisers shall promptly notify in writing the Managers, the Member whose

Interest is being purchased, or his legal representatives, and the remaining Members of the appraisers' final determination of value. The parties shall each bear the fees and expenses of the appraiser appointed by or for each of them, and the fees and expenses of the third appraiser shall be borne one-half by the Company and one-half by the withdrawing Member or his legal representatives.

                (b) Upon the death of a Member who is a natural person, the Member's legal representative, promptly upon his appointment as such, will give notice of his appointment to the remaining Members. Upon receipt of the notice, the remaining Members shall purchase all of the deceased Member's Interest in the Company in the proportion that each purchasing Member's percentage Interest in the Company bears to the total percentage ownership interests of all of the remaining Members or in such other proportions as all of the remaining Members agree. The purchase price will equal the Agreed Value of the Interest to be sold and will be paid on the closing date set by the purchasing Members (which shall be within one hundred twenty (120) days after receipt of the notice from the deceased Member's legal representative) in cash or (at the election of the purchasing Members) by delivery of the purchasing Members' promissory note payable over ten (10) years in equal consecutive monthly installments commencing at the end of the first full month following the closing and bearing interest at an annual rate equal to the greater of (i) the prime rate as published in the Wall Street Journal five (5) business days prior to the closing, or (ii) the lowest applicable federal rate allowed under Section 1274(d) of the Code on the closing date. The promissory note will be secured by the Interests purchased and will provide for prepayment at the option of the Maker at any time without penalty.

                (c) Upon the Bankruptcy, Incapacity or Retirement of a Member, or upon an Involuntary Transfer, the Member or his legal representative shall give written notice of such event to the Managers and to each of the other Members and shall offer for sale to the other Members all Interests in the Company owned of record or beneficially by the Member.

                (d) The offer described in paragraph (c) shall remain irrevocable for a period of thirty (30) days. At any time during this period, a remaining Member may accept the offer by notifying the offering Member or his legal representative in writing that the remaining Member intends to purchase all, but not less than all, of the Interests offered. If two (2) or more remaining Members desire to accept the offer, then, in the absence of an agreement between or among them, each such remaining Member shall purchase the Interests so offered in the proportion that the purchasing Member's percentage ownership Interest in the Company bears to the total percentage ownership Interests of all the remaining Members who desire to accept the offer. If none of the remaining Members elect to purchase all of the Interests specified in the notice within thirty (30) days of receipt of the notice, then the offering Member or his legal representative or transferee, as the case may be, will so notify the Company and the Company shall have the option to purchase the Interests upon the same terms. If the Company does not elect to purchase all of the Interests specified in the notice within thirty (30) days after receipt of the notice, the Interests will remain subject to the terms of this Agreement.

                (e) If one or more remaining Members or the Company accept the offer, the purchasing Members or the Company shall purchase the Interests so offered for a price equal to their Agreed Value. The purchase price shall be paid on the closing date (which shall be within one hundred twenty
(120) days after receipt of notice of the offer to purchase) in cash or (at the election of the purchasers) by delivery of the purchasers' promissory note payable over ten (10) years in equal consecutive monthly installments commencing at the end of the first full month following the closing and bearing interest at an annual rate equal to the greater of (i) the prime rate as published in the Wall Street Journal five (5) business days prior to the closing, or (ii) the lowest applicable federal rate allowed under Section 1274(d) of the Code on the closing date. The promissory note will be secured by the Interests purchased and will provide for prepayment at the option of the Maker at any time without penalty.

                (f) If none of the remaining Members or the Company accept the offer, then the offering Member, or such Member's transferee, as the case may be, upon the expiration of the offer period, thereafter shall be treated as the unadmitted assignee of a Member.

                (g) The repurchase provisions of this Section 19 shall be in lieu of any rights a withdrawing Member may have under the Act or otherwise both as to the amount to which the Member is due on withdrawal and the payment of such amount. Except to the extent provided in this Section, a Member who resigns as a Member of the Company shall not be entitled to receive (i) any payment in liquidation of the Member's Interest in the Company, or (ii) the fair value of the Member's Interest in the Company as of the date of resignation.

        20.     Dissolution.
                ------------

                (a) The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

                        (i) the written consent of the Managers and two-thirds in Interest of the Members; or

                        (ii) the entry of a decree of judicial dissolution under the Act.

                (b) The death, insanity, retirement, withdrawal, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company under the Act, shall not dissolve the Company unless, as a result, the Company shall have no Members.

                (c) Upon dissolution of the Company, the Manager shall promptly notify the Members of the dissolution and shall immediately commence to wind up the affairs of the Company including, in their discretion, the liquidation all or any part of the assets of the Company. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

                        (i) to (A) creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made, and liabilities for distributions to Members and former Members under Sections 14, and (B) to the expenses of the liquidation;

                        (ii) to Members and former Members in satisfaction of liabilities for distributions owed to them under Section 14; and

                        (iii) to the Members in accordance with their positive capital account balances, after giving effect to all capital account adjustments for the Company's fiscal year in which such distribution occurs (other than those made pursuant to this paragraph (iii)).

                (d) In winding up the affairs of the Company the Managers shall determine the time, manner and terms of any sale or other disposition of the Company's assets for the purpose of obtaining, in their opinion, fair value for such assets. All of the powers of the Manager under this Agreement shall continue until the affairs of the Company shall have been wound up, including the power to fulfill or discharge the contracts of the Company, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the Company's remaining assets to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

        21. Creditor as Member. No creditor of the Company or any Member may have or acquire, at any time as a result of an unsatisfied obligation of the Company or any Member, any direct or indirect interest in the profits, capital or property of the Company, other than as a secured creditor or as a result of the exercise of the rights thereof or other than as provided in the Act. Such creditor's rights shall be those of an assignee and not of a Member.

        22. Partition. Each Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company's property

        23. Amendment. This Agreement may not be amended without the prior vote or written consent of the Managers and Members owning at least two-thirds of the Interests in the Company.

        24. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

        25. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

        26. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date stated above.

                                             MEMBERS:


                                             /s/ Girish Navani
                                             -----------------------------------
                                             Girish Navani


                                             /s/ Mahesh Navani
                                             -----------------------------------
                                             Mahesh Navani


                                             /s/ Raj Dharampuriya, M.D.
                                             -----------------------------------
                                             Raj Dharampuriya, M.D.


Agreed to and Accepted:

MANAGERS:


/s/ Girish Navani
-----------------------------------
Girish Navani


/s/ Mahesh Navani
-----------------------------------
Mahesh Navani


/s/ Raj Dharampuriya, M.D.
-----------------------------------
Raj Dharampuriya, M.D.

                                   SCHEDULE A
                                       to
                                eClinicalWeb, LLC


------------------------ --------------------------------- --------------------- -------------------- -------------
            Name                 Mailing Address               Contribution         % Ownership         Agreed
                                                                to Capital            Interests          Value

------------------------ --------------------------------- --------------------- -------------------- -------------
Girish Navani                                                    $100,000              33.33%           $100,000
------------------------ --------------------------------- --------------------- -------------------- -------------
Mahesh Navani                                                    $100,000              33.33%           $100,000
------------------------ --------------------------------- --------------------- -------------------- -------------
Raj Dharampuriya, M.D.                                           $100,000              33.33%           $100,000
------------------------ --------------------------------- --------------------- -------------------- -------------


                                   SCHEDULE A
                            (as amended June 6, 2005)
                                       to
                                eClinicalWeb, LLC


------------------------ --------------------------------- --------------------- ------------------- --------------
            Name                 Mailing Address               Contribution         % Ownership         Agreed
                                                                to Capital            Interests          Value

------------------------ --------------------------------- --------------------- ------------------- --------------
Girish Kumar                                                   $100,000.00             32.67%          $100,000
------------------------ --------------------------------- --------------------- ------------------- --------------
Mahesh Navani                                                  $100,000.00             32.67%          $100,000
------------------------ --------------------------------- --------------------- ------------------- --------------
Raj Dharampuriya, M.D.                                         $100,000.00             32.67%          $100,000
------------------------ --------------------------------- --------------------- ------------------- --------------
INPHYSYS, Inc.                                                  $6,122.45              2.00%           $6,122.45
------------------------ --------------------------------- --------------------- ------------------- --------------


                           Counterpart Signature Page
                                       to
                               Operating Agreement

        By its execution and delivery of this signature page, the undersigned hereby joins in and agrees to the terms and conditions of the Operating Agreement, of eClinicalWeb, LLC originally entered into as of the 26th day of May, 2005 (the "Operating Agreement") by and among Girish Navani, Mahesh Navani and Raj Dharampuriya, M.D., and authorizes this signature page to be attached to the Operating Agreement or counterparts thereof.

                                          INPHYSYS, INC.

                                          By: /s/ Terrence L. Bauer
                                              ----------------------------------
                                               Terrence L. Bauer
                                               President and CEO

                                          Date:  June 7, 2005

                                                                       Exhibit B

                                    SUBLEASE

        THIS SUBLEASE is made and entered into this 6th day of June, 2005, by and between Integrated Physician Solutions, Inc., successor-in-interest to Pediatric Physician Alliance, Inc. ("Landlord"), and eClinicalWeb, LLC ("Tenant").

        1.      BASIC LEASE PROVISIONS.

                A.      Property Address: 1805 Old Alabama Road, Roswell,
                        Georgia 30076

                B. Tenant's Address: 112 Turnpike Road, Suite 200, Westborough, Massachusetts 01581 Attention: Girish Navani, Manager

                C. Landlord's Address: 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076

                D.      Prime Landlord: 1805 OLD ALABAMA ROAD, LLC

                E. Prime Landlord's Address: 1805 Old Alabama Road, Suite 200, Roswell, Georgia 30076, Attention: Steve Fader

                        With a copy to: Century 21 Across Atlanta, 1805 Old Alabama Road, Suite 200, Roswell, Georgia 30076,
                        Attention: Shirley Sokolowski

                F. Identification of Prime Lease and all amendments thereto: Lease Agreement between Prime Landlord and Landlord, signed in 2001

                G. Sublease Term: A term of approximately twenty-three (23) months, commencing on the Commencement Date and ending on April 30, 2007, subject to Section 4 hereof

                H.      Commencement Date: June 6, 2005

                I. Base Rent: Annual rent of $108,000.00 (or $9,000.00 per month)

                J.      Payee of Rent: Landlord

                K.      Address for Payment of Rent: Same as C, above

                L. Description of Premises: A portion of Suite 350 located on the third floor of the building (the "Building") situated at and a part of the property (the "Property") known as 1805 Old Alabama Road, Roswell, Georgia. The

                        Premises include (i) the shaded area shown on the Lease Plan attached hereto as Exhibit A, (ii) the use of the main --------- conference room, the copy/fax room, the break room, the reception area, the restrooms and any hallways located in Suite 350, all to be in common with Landlord, and (iii) the right to use, in common with others entitled thereto, all hallways, stairways, elevators, driveways, parking areas and walkways located in the Building and at the Property to the extent Landlord is entitled to use the same under the Prime Lease.

                M.      Tenant's Use: General office

        2.      PRIME LEASE.

                A. Landlord is the tenant under a Prime Lease (the "Prime Lease") with the Prime Landlord identified in Section l(D), bearing the date specified in Section 1(F). Landlord represents and warrants to Tenant that (i) Landlord has delivered to Tenant a true and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord governing the use and occupancy of the Premises, (ii) the Prime Lease is, as of the date hereof, in full force and effect, (iii) Landlord's leasehold estate with respect to the Premises has not been assigned, mortgaged, encumbered or otherwise transferred or sublet, in whole or in part, (iv) as of the date hereof no default has occurred by Landlord under the Prime Lease giving rise then, or in the future, to the right of Prime Landlord to terminate the Prime Lease, and as of the date hereof Landlord has received no notice of any such default from Prime Landlord, and (v) as of the date hereof no default has occurred by Prime Landlord under the Prime Lease giving rise then or in the future, to the right of Landlord to terminate the Prime Lease.

                B. Except as otherwise expressly provided herein, or except as may be inapplicable or inconsistent with other provisions hereof, all of the terms and provisions in the Prime Lease are incorporated herein by reference as if set forth herein in full and shall be applicable to this Sublease with the same force and effect as if Landlord were the landlord under the Prime Lease and Tenant were the tenant under the Prime Lease and the Premises were the premises under the Prime Lease. Except as otherwise expressly provided herein, Landlord covenants to Tenant to perform all of the covenants and obligations to be performed by Landlord under the Prime Lease (other than those obligations to be performed by Tenant with respect to the Premises) and to promptly pay when due all rents and other amounts due to Prime Landlord and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects. If Landlord shall fail to make any payment or perform any act required to be made or performed by Landlord under the Prime Lease and such default is not cured by Landlord after notice from Tenant, Tenant, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Landlord, and make take any and all such actions as Tenant, in its reasonable discretion, deems necessary or appropriate to accomplish such cure. If Tenant shall reasonably incur any expense in remedying such default, Tenant shall be entitled to recover such sums upon demand from Landlord or to deduct such sums from Base Rent next due.

                C. Subject to Section 27(F), (i) Landlord shall not be obligated to perform, and shall not be liable for the performance by Prime Landlord, of any of the obligations of the Prime Landlord under the Prime Lease, and (ii) in furtherance of the foregoing, Tenant shall not make any claim against Landlord for any damages which may arise by reason of any act or omission, whether intentional or negligent, of Prime Landlord.

        3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, the Premises as described in Section 1(L).

        4. TERM. The term of this Sublease (hereinafter "Term") shall commence on the date (hereinafter "Commencement Date",) which is the later to occur of:

                A. The date specified in Section 1(H) (the "Scheduled Commencement Date"); or

                B.      Full execution of Prime Landlord Consent.

        The Term shall expire on the earlier to occur of (i) April 30, 2007, or
(ii) the date set forth in a written notice delivered by Tenant to Landlord, said date to be no sooner than sixty (60) days after the date of Tenant's notice.

        5. POSSESSION. The Premises are to be delivered by Landlord to Tenant AS IS.

        6. EARLY ACCESS. From and after the date of this Sublease, Landlord shall provide to Tenant access to the Premises to install telecommunications, data wiring, cabling, systems, the Utility Work, as that term is defined in
Section 17, furniture, alterations, and improvements and otherwise prepare for use; however, such access shall be subject to all terms and conditions of this Sublease and the Prime Lease.

        7. TENANT'S USE AND ACCESS. The Premises shall be used and occupied only for the Tenant's Use set forth in Section 1(M). During the Term, Tenant shall have access to the Property, the Building and the Premises twenty-four
(24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. If applicable, Landlord shall provide to Tenant access cards for Tenant's employees' access to the Premises and the Building at least forty-eight (48) hours prior to the Commencement Date.

        8. RENT. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent set forth in Section 1(I) to the Payee specified in Section 1(J), at the address specified in Section 1(K), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first business day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed "Additional Rent", and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent". If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease.

        9. UTILITIES AND MAINTENANCE. Notwithstanding any provision of the Prime Lease to the contrary, Landlord agrees (i) to provide and pay for all electricity, water, sewer, heating, air conditioning and other utilities used by Tenant at the Premises and to furnish such cleaning service as is customary in similar buildings located in the Roswell area, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, or to any cause beyond Landlord's control, provided Landlord uses commercially reasonable efforts to end such interruption, and (ii) to make such repairs and replacements to the glass, demising walls, pipes, conduits and wiring, electrical components and systems and such other items as are reasonably necessary to maintain the Premises in a safe and tenantable condition suitable for the conduct of Tenant's business therein.

        10. TENANT'S OBLIGATIONS. Tenant shall be responsible for, and shall pay as Additional Rent, overtime HVAC costs, if applicable, in accordance with the provisions of the Prime Lease. Tenant shall not be obligated to maintain or repair the Premises or its equipment.

        11. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord, if required under the Prime Lease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

        12. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises. Tenant shall furnish to Landlord a certificate of Tenant's insurance required hereunder not later than ten (l0) days prior to Tenant's taking possession of the Premises. In addition to Base Rent, Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice therefor, one hundred percent (100%) of the cost of any increase to any insurance carried by Landlord and covering the Premises leased to Landlord under the Prime Lease occasioned by Tenant's use of the Premises. Landlord agrees that there shall be no increase associated with Tenant's use of the Premises as a general office. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance. Each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain, for the benefit of Prime Landlord and Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease.

        13. ASSIGNMENT OR SUBLETTING. Without the prior written consent of Landlord, Tenant shall not (i) assign, convey, or mortgage this Sublease or any interest under it, (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law, or (iii) further sublet the Premises or any part thereof (collectively, a "Transfer"). Tenant shall follow the procedures for requesting Landlord's consent to an assignment as set forth in Section 5.1 of the Prime Lease for any Transfer, as though Tenant was the tenant thereunder and Landlord was the Prime Landlord. Landlord's consent to a Transfer may be withheld in Landlord's sole and absolute discretion, provided, however, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord if such consent is required to be obtained under the Prime Lease. In addition to the costs and expenses to be paid by Tenant to Landlord as part of Tenant's notice prescribed in Section 5.1 of the Prime Lease by operation of this Section 13, Tenant shall pay all costs and expenses owed under the Prime Lease for Prime Landlord's consideration of a proposed Transfer. Notwithstanding the foregoing, Tenant shall be entitled to engage in a Transfer without Landlord's consent if said Transfer would not require Prime Landlord's consent under the Prime Lease. Any assignee or sub-sublessee which claims an interest in this Sublease pursuant to a Transfer shall be bound by all the terms and conditions of this Sublease.

        14. RULES. Tenant agrees to comply with all commercially reasonable rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

        15. REPAIRS AND COMPLIANCE. Tenant shall, at Tenant's own expense, comply with all applicable laws and ordinances, and all applicable orders, rules and regulations of all applicable governmental authorities and of all applicable insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Tenant's particular use or manner of use thereof.

        16.     FIRE OR CASUALTY OR EMINENT DOMAIN.

                A. In the event of a fire or other casualty affecting the Property, the Building or the Premises, or of a taking of all or a part of the Property, the Building or the Premises under the power of eminent domain, if Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to a proportionate abatement of rent unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be.

                B. In the event of the occurrence of any casualty or eminent domain taking pursuant to which Landlord shall have the right or option to terminate the Prime Lease under the Prime Lease, Tenant shall have the right to terminate this Sublease by written notice to Landlord within the applicable time period set forth in the Prime Lease.

        17. ALTERATIONS. Tenant shall not make any alterations in or additions to the Premises ("Alterations") if to do so would constitute a default under the Prime Lease. If Tenant's proposed Alterations would not constitute a default under the Prime Lease, Landlord's consent thereto shall nonetheless be required, but Landlord's consent to such Alterations shall not be unreasonably withheld, delayed or conditioned, and if Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord, if such consent is required under the Prime Lease. If Alterations by Tenant are permitted or consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations. In addition, Tenant shall indemnify, defend and hold harmless Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of Alterations by Tenant. Notwithstanding the foregoing to the contrary, Tenant shall have the right without Landlord's consent to install telecommunications and other data lines in the Building and the Premises (the "Utility Work"). If the consent of the Prime Landlord is required to conduct the Utility Work, Landlord shall use reasonable efforts to obtain the consent of the Prime Landlord.

        18. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear, damage by fire, casualty and taking excepted. Any conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant provided, however, that Landlord shall have the right to require Tenant to remove any Alterations made by Tenant, or portion thereof. Said right shall be exercisable by Landlord giving written notice thereof to Tenant on or before thirty (30) days prior to such expiration or on or before twenty (20) days after such termination. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Landlord or Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasion thereby), and dispose thereof. Tenant shall pay reasonable costs of such removal, repair, and disposal on demand. If the term of the Sublease expires at or about the date of the expiration of the Prime Lease, and if Landlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed prior to the Commencement Date, Tenant shall permit Landlord to enter the Premises for a reasonable period of time prior to the expiration of the Sublease for the purpose of removing its Alterations and restoring the Premises as required. On or before such expiration or termination, Tenant shall remove its furniture, machinery, equipment, and other items of personal property in or about the Premises.

        19. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage, occasioned thereby and restore the Premises as aforesaid) and dispose thereof, and Tenant shall pay reasonable costs of such removal, repair, restoration, and disposal to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

        20. HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to two hundred percent (200%) the rate of Base Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

        21. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Property to become subject to any mechanics', laborers', or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment thereof, and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

        22.     INDEMNITY.

                A. Tenant hereby indemnifies and agrees to defend and hold Landlord and the Prime Landlord harmless from and against any and all costs, claims, actions, damages, demands, expenses (including, without limitation, reasonable attorney's and consultant's fees), injuries, judgments, settlements, liabilities, penalties, losses and suits individually and collectively suffered, sustained or incurred by Landlord, its employees, officers, directors, agents or representatives or Prime Landlord, its employees, officers, directors, agents or representatives in connection with, or as a result of, any accident, act or omission, claim, hazard, injury, violation of any environmental, health, fire, zoning, building or safety codes or applicable laws, death or damage to person or property arising, directly or indirectly, in whole or in part, from any act or omission of Tenant, its employees, members, managers, officers, agents or representatives (the "Tenant Parties"), or the breach or default by Tenant or any of the Tenant Parties of any term, provision, covenant, or condition contained in the Prime Lease or this Sublease, or from the use by Tenant or any of the Tenant Parties of the Premises, whether or not in compliance with the terms of the Sublease. The scope of this indemnification shall, at Landlord's option, include, but not be limited to, defending or resisting, with all losses, damages, liabilities and expenses which Landlord may incur, or for attorneys reasonably satisfactory to Landlord, any action, suit, claim, demand or proceeding that may be filed, instituted or brought against Landlord or to which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity claim, provided, however, Tenant gets timely notice of any claim.

                B. Landlord agrees to indemnify, defend, save and hold Tenant free, clear and harmless from any and all liability, loss, costs, charges, penalties, obligations, expenses, attorneys' fees, litigation, judgments, damages, claims and demands of any kind whatsoever in connection with or arising out of or by reason of (i) any injury or damage, however occurring, to any person or persons whomsoever (including Tenant, its agents, employees, servants, contractors, sub-subtenants, licensees, concessionaires, customers or business invitees) or to any property, which injury or damage is caused by the negligence or willful acts of Landlord or its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or business invitees, or (ii) any violation of terms of this Sublease by Landlord, or (iii) provided Tenant is not then in default of its obligations hereunder, Prime Landlord's termination of the Prime Lease prior to the expiration of this Sublease due to any act or omission of Landlord or its agents, employees, servants, sub-subtenants, contractors, licensees, concessionaires, customers or business invitees.

        23. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice and in the presence of a representative of Tenant, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Sublease Term. During the last six (6) months of the term of this Sublease, Landlord may exhibit the Premises to potential tenants accompanied by a representative of Tenant and with reasonable notice.

        24. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

                A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

                B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

                C. Tenant shall admit in writing its inability to pay its debts as they become due; or

                D. The Premises are levied on by any revenue officer or similar officer; or

                E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

                F. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due and said payment is not made within seven
(7) days after notice in writing to Tenant; or

                G. Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any, permitted for such cure under the Prime Lease; or

                H. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant or the additional time, if agreed upon in writing, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and failure and identifying the applicable Sublease or Prime Lease provisions.

        25. REMEDIES. Upon the occurrence of anyone or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

        26. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (i) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (ii) if for Landlord, addressed to Landlord at the address specified in
Section 1 (C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.

        27. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

                A. Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall pay, when and as due, all base rent, additional rent and other charges payable by Landlord to Prime Landlord under the Prime Lease;

                B. Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord.

                C. Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord's performance is required under the Prime Lease. Subject to the terms and conditions of Section 22, Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section.

                D. Landlord shall not agree to an amendment to the Prime Lease which might have an adverse effect on Tenant's occupancy of the Premises or its use of the Premises for their intended purpose, unless Landlord shall first obtain Tenant's prior written approval thereof.

                E. Upon the occurrence of any event or circumstance pursuant to which Landlord shall have the right to elect to terminate the Prime Lease, Landlord agrees that it shall not exercise any such right to terminate the Prime Lease without first consulting with and obtaining the approval of Tenant.

                F. Except as otherwise provided herein, Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and if the Prime Landlord shall default in or fail to perform any of its obligations to Landlord with respect to the Premises, Tenant shall be entitled to participate with Landlord in the enforcement of Tenant's rights against Prime Landlord. If, after written request from Tenant, Landlord shall fail or refuse to take appropriate action for the enforcement of Tenant's rights against Prime Landlord with respect to the Premises, Tenant shall have the right to either (i) take such action in its own name, including, without limitation, the right to bring any legal action or proceeding or to take any other steps to enforce Tenant's rights against Prime Landlord, and for that purpose all of the rights of Landlord under the Prime Lease hereby are conferred upon and assigned to Tenant and Tenant is subrogated to such rights to the extent that the same shall apply to the Premises, or (ii) if any such action against Prime Landlord in Tenant's name shall be barred by reason of lack of privity, non-assignability, or otherwise, Tenant make take such action in Landlord's name.

        28. ADDITIONAL SERVICES. Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime Landlord's charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord. If at anytime a charge for such additional services is attributable to the use of such services both by Landlord and by Tenant, the cost thereof shall be equitably divided between Landlord and Tenant.

        29. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord, if such written consent is required under the Prime Lease. If Landlord does not obtain such consent from the Prime Landlord, Tenant shall have the right to terminate this Sublease upon written notice to Landlord, whereupon this Sublease shall be null and void and of no further force or effect. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord's approval of this Sublease) with respect to the nature and operation of Tenant's business and/or the financial condition of Tenant. Landlord and Prime Landlord shall keep such information regarding Tenant confidential and shall disclose such information only on a need to know basis (and such need to know basis shall include, but not be limited to, Landlord's right to disclose such information to Prime Landlord, after first obtaining Prime Landlord's written assent to the confidentiality provisions of this Section 29). Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Premises or any part thereof. Prime Landlord's consent shall, however, be deemed to evidence Prime Landlord's agreement that Tenant may use the Premises for the purpose set forth in Section 1(M) and that Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord's property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord.

        30. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, and covenants to hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

        31. SIGNAGE. Tenant shall have the right, subject to (i) the provisions of the Prime Lease, and (ii) Landlord's consent which shall not be unreasonably withheld, delayed or conditioned to install building standard signage on the lobby entrance of the Building and at Tenant's main entrance to the Premises.

        32. FURNITURE. Tenant shall have the right to use, at no additional cost, the existing furniture within the Premises, including the conference room furniture. All such furniture shall be provided without representation or warranty as to its fitness for a particular purpose or condition.

        33. PARKING RIGHTS. Tenant shall have access to parking spaces on the Property on a first-come, first-served basis. Tenant's use of such parking spaces is subject to the conditions imposed on Landlord's use in the Prime Lease, if any.

        34. INTEREST. To the extent that any Base Rent due hereunder is not paid when due, the past due amount shall accrue interest at the lesser of twelve percent (12%) per annum or the highest non-usurious amount permitted by law from the first day the same becomes past due through the date the same is paid in full together with interest thereon as required hereby. Any payment default shall not be deemed to have been cured unless and until all accrued and unpaid interest due thereon is paid in full and together with all outstanding amounts due hereunder.

        35. NON-WAIVER. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or any delay in taking any action in connection therewith, shall not waive such action in law or in equity. No waiver by Landlord of a default by Tenant shall be applied, and no express waiver by Landlord shall affect any such default other than the default specified in such waiver and then only for the time and extension therein stated. All rights and remedies specifically granted to Landlord herein shall be cumulative and not mutually exclusive, and no waiver shall be enforceable unless signed by the party against whom enforcement is sought.

        36. RECORDING. Tenant shall not record this Sublease or any memorandum or summary thereof without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.

        The parties have executed this Sublease the day and year first above written.

                                     INTEGRATED PHYSICIAN SOLUTIONS, INC.


                                     By: /s/ Terrence L. Bauer
                                         ---------------------------------------
                                         Terrence L. Bauer, President and CEO
                                         June 7, 2005



                                     ECLINICALWEB, LLC


                                     By: /s/ Girish Navani
                                         ---------------------------------------
                                         Girish Navani, VP of Sales
                                         June 7, 2005

                                    EXHIBIT A
                                    ---------


                                   Floor Plan
                                   ----------